Exhibit 99.1

RELEASE CANDIDATE

Contact
Jupiter Wellness, Inc.
561-244-7100
investors@jupiterwellness.com

Release Date
1/13/2023

Jupiter Wellness Issues Letter to Shareholders and 2023 Corporate Outlook

JUPITER, FL / January 13, 2023 – Jupiter Wellness, Inc. (Nasdaq: JUPW), a wellness company focused on hair, skin, and sexual wellness, issued a Letter to Shareholders and 2023 Corporate Outlook to provide a corporate update since its last report in December.

Dear Shareholders,

In 2022, we accomplished remarkable achievements that have positioned Jupiter Wellness for a profitable 2023. We take immense pride in our success and are enthusiastic about the prosperous opportunities that lie ahead.

●	We made history by becoming the second US equity to dual-list our stock on Upstream, a revolutionary trading app for digital securities and NFTs.
●	Our SRM Entertainment division took a major step forward by submitting a confidential registration statement to the SEC, paving the way for an independently traded Nasdaq company and a dividend for Jupiter Wellness shareholders.
●	We brought Photocil (branded Photofirst in India) to the Indian market, following approval from the “FDA of India”, with a successful launch by our partners Eris Oaknet and Cosmofix Technovation.
●	Our NoStingz sunscreen line was incredibly successful at the January Surf Expo in Orlando, taking record sales for the event.
●	We recorded record revenues in 2022 and are continuing to grow the top and bottom line.
●	We have secured a license agreement with Taisho Pharmaceutical Co., Ltd., to sell Minoxidil Booster and Photocil in the Japanese market as well as Sanpellegrino Cosmetics Pvt Ltd & Cosmofix Technovation Pvt Ltd. in the Indian market and 31 other countries. We are incredibly optimistic about the product’s potential.
●	We secured an exclusive licensing agreement with Rejoy, Inc. to develop revolutionary prescription products for treating nipple neuropathies and related sexual issues in women who have undergone breast cancer treatment.
●	We acquired issued patents, patent applications, products, clinical trial results, and licensing agreements from Applied Biology.
●	We successfully completed a share buyback program, retiring approximately 11% of the outstanding shares.
●	We concluded an Asset Purchase Agreement with Ascent Clinical Research, Inc., acquiring key clinical assets including clinical trial research contracts.

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Product Overview of Jupiter Wellness Products

●	Minoxidil Booster (TM) – Topical treatment designed to improve Minoxidil efficacy (Approved and on the market)
●	Photocil (TM) – Topical treatment for psoriasis and vitiligo (Licensed and on the market)
●	NoStingz (TM) – Topical protection from jellyfish, sea lice, and UVA/UVB rays (Approved and on the market)
●	JW-100 – Topical treatment of eczema (Currently in development)
●	JW-300 – Topical treatment of first-degree burns and sun exposure (Currently in development)
●	JW-400 – Topical treatment of cold sores (Currently in development)
●	JW-500 – Topical treatment for female sexual wellness (Currently in development)
●	JW-600 – Treatment for COVID-19-induced tinnitus (Clinical trials underway)

As we look forward to 2023, the entire executive team at Jupiter Wellness is grateful for your support and commitment to our success. With your help, we have been able to lay the groundwork for even greater financial growth, monetization of our clinical trial programs, improvements in profitability, and an increase in shareholder value. We are looking forward to the coming year, and the future success it holds for us.

Sincerely,

/s/ Brian John
Chief Executive Officer, Jupiter Wellness

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, eczema, burns, and sexual wellness. Revenue is generated through the sales of OTC and consumer products, contract research agreements, and licensing royalties.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

Media Contact

Phone: 561-244-7100
Email: media@jupiterwellness.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

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Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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